UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 16, 2006

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

UCDP FINANCE, INC.

(Exact name of Registrant as specified in its charter)

Florida Florida	333-108661	59-3128514 42-1581381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

1000 Universal Studios Plaza Orlando, FL	32819-7610
(Address of principal executive offices)	(Zip code)

(407) 363-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

A. Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD. This should be read in conjunction with our July 2, 2006 Report on Form 10-Q filed on August 16, 2006.

B. Supplemental Information

On August 16, 2006, the Registrant held a telephonic conference call. During the call, the following information was discussed by Michael J. Short, Treasurer and Chief Financial Officer, Universal City Florida Holding Co. I and Universal City Florida Holding Co. II (collectively “Holdings”), and Principal Financial Officer, Universal City Development Partners, Ltd. (“UCDP”).

ATTENDANCE

Welcome to our second quarter earnings conference call. Before I discuss our results, I want to explain the seasonality impact related to the second quarter. Last year, Easter was in March. This year, Easter was in April. Therefore, a high volume spring break season moved from the first quarter of 2005 to the second quarter of 2006, which makes it difficult for second quarter comparisons.

For the second quarter, our paid attendance was up 6 percent versus prior year (turnstile up 7 percent) – with the Florida market up 16 percent and the outer United States market up 5 percent. Since June year-to-date includes a full spring break in each period, I will focus my more detailed comments on these results.

On a June year-to-date basis, paid attendance was down 4 percent to 2005 (turnstile down 3 percent). The Florida market remained strong with growth of 9 percent, which was driven primarily by new product offerings and targeted marketing programs. This growth was offset by softness in the outer Unites States and international markets. Let’s first discuss the outer United States market. As I have discussed on previous calls, in early 2005 Disney implemented aggressive multi-day discount programs. We felt the impact in second quarter of 2005 and expected it to last for about a year. Since we now are wrapping on this period, our results are starting to show improvement. Although the outer United States market was down 6 percent for the entire six-month period, most of this decline occurred during the early part of 2006 – with May and June in line with prior year and growth in July. The international market, which is driven largely by guests from United Kingdom, was down 7 percent as overall travel from United Kingdom to United States was down 10 percent in 2006 compared to 2005. We may also see an impact related to the events from the previous few days.

FINANCIAL RESULTS

For the second quarter, we had $21.3 million in higher revenue. A 13 percent growth in food and merchandise per capita more than offset the slight decline in ticket revenue per capita (3 percent). We also showed significant revenue growth from Universal Express Plus, our program that that allows express access to our rides. Despite $6.3 million in increased costs primarily related to the timing of our advertising, this revenue growth allowed us to increase operating income by $11.4 million.

June year-to-date is the more relevant comparison versus prior year. Although we increased overall revenue per paid attendee by 2 percent, the attendance shortfall led revenue to be down $6.7 million, or 2 percent, versus 2005. June year-to-date operating income was $58.0 million, which was down $4.3 million versus prior year, and includes $2.1 million in increased advertising costs.

CAPITAL AND LIQUIDITY

On a June year-to-date basis, UCDP produced $107.2 million in operating cash flow, which was favorable $41.0 million compared to prior year. This favorability included: $30.0 million related to lower special fee payments and $18.0 million in lower bonuses (long-term growth incentive plan payment last year); offset by the lower operating income I referred to earlier. Take into account the additional interest for Holdings to generate operating cash flow of $87.2 million.

Cash used in investing activities consisted of almost $25.0 million in capital expenditures. At the end of the second quarter, we were in compliance with all of our required financial ratios, including the incurrence ratio that allowed us to partially pay some of our deferred special fees.

At the end the second quarter, we had $100.0 million in availability under our revolver. Since UCDP had cash of almost $102.0 million and Holdings had cash of more than $111.0 million, we felt comfortable with our overall liquidity position. By the way, this was favorable about $64.0 million at UCDP and $44.0 million at Holdings when compared to the end of the second quarter in 2005. As of the end of the quarter, the total dividend basket availability was approximately $100.0 million at UCDP and $75.0 million at Holdings.

OUTLOOK

We continue to see challenging macro economic and competitive factors at work through the summer and for the remainder of the year. Disney just announced an increase in the front gate price of their tickets, and we are matching this increase. We have a new end of day seasonal show at Universal Studios Florida, which is getting good reviews, and we also have Halloween Horror Nights coming up. In addition, we will continue to manage the cost side of our business in order to maximize profits.

C. Forward-Looking Information

Certain statements appearing in this Current Report on Form 8-K are “forward-looking statements.” Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this report, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” or future conditional verbs, such as “will,” “should,” “could,” or “may” and variations of such words or similar expressions, are intended to identify forward-looking statements. Because these forward-looking statements are subject to numerous risks and uncertainties, our actual results may differ materially from those expressed in or implied by such forward-looking statements. Some of the risks and uncertainties that may cause such differences include, but are not limited to, risks and uncertainties relating to a general economic downturn; the dependence of our business on air travel; the risks inherent in deriving substantially all of our revenues from one location; our dependence on Universal Studios, Inc. and its affiliates; the loss of key distribution channels for pass sales; competition within the Orlando theme park market; publicity associated with accidents occurring at theme parks; the loss of material intellectual property rights used in our business; and the seasonality of our business. There may also be other factors that may cause our actual results to differ materially from those expressed in or implied by any forward-looking statements contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

Date: August 16, 2006	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Principal Financial Officer

UCDP FINANCE, INC.

Date: August 16, 2006	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Treasurer (Principal Financial Officer)